Exhibit 99

Wright Medical Group, Inc. Reports Results for Third Quarter Ended September 30, 2004

    ARLINGTON, Tenn.--(BUSINESS WIRE)--Oct. 26, 2004--Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics, today reported financial results for its third quarter ended September 30, 2004.
    Net sales totaled $69.3 million, for a record third quarter ended September 30, 2004, representing a 17% increase over net sales of $59.3 million during the third quarter of 2003. Excluding the impact of foreign currency, net sales increased 14% during the third quarter. Net income for the third quarter of 2004 totaled $4.4 million, or $.13 per diluted share, including the after-tax effect of approximately $800,000 of costs associated with the previously announced recall of a limited number of CONSERVE(R) acetabular hip components. Excluding these costs, net income, as adjusted, increased by 35% over the prior year period to $4.9 million, or $.14 per diluted share for the third quarter of 2004, compared to net income of $3.7 million, or $.11 per diluted share during the third quarter of 2003. A reconciliation of GAAP to "as adjusted" results is included in the attached financial tables.
    For the first nine months of 2004, the Company's net sales totaled $219.8 million, representing a 22% increase over net sales of $180.0 million for the first nine months of 2003. Excluding the impact of foreign currency, net sales increased 19% during this period. Net income for the first nine months of 2004 totaled $17.7 million, or $.50 per diluted share, including the after-tax effect of approximately $800,000 of costs associated with the previously announced recall of a limited number of CONSERVE(R) acetabular hip components during the third quarter of 2004. Net income for the first nine months of 2003 totaled $10.7 million, or $.31 per diluted share, including the after-tax effect of a $4.6 million in-process research and development ("IPRD") charge that resulted from the Company's acquisition of certain ADCON(R) Gel technology assets during the first quarter of 2003. Excluding the effects of the 2004 costs related to the voluntary recall and the 2003 IPRD charge, net income, as adjusted, for the first nine months of 2004 increased 35% to $18.2 million in 2004 from $13.5 million in 2003, while diluted earnings per share, as adjusted, increased 33% to $.52 in 2004 from $.39 per diluted share in 2003.
    Laurence Y. Fairey, President and Chief Executive Officer commented, "We are pleased with the results of our third quarter, as evidenced by our strong operating income and net income performances, which exclusive of the charges associated with our recall activities resulted in growth totaling 38% and 35%, respectively. Our overall third quarter sales growth of 17% was the result of continued expansion within all product lines, including outstanding sales performances by our biologics and hip product offerings, which on a global basis achieved growth rates of 28% and 23%, respectively. Our biologics business continued to contribute significantly to our overall growth rate, due in part to the excellent performance of our GRAFTJACKET(R) line of dermal tissue-based products. Our hip product line continued to perform strongly as well, particularly in our domestic markets, due to the continued success of our innovative hip systems featuring advanced bearing surfaces and modular neck technology."
    Mr. Fairey continued, "During the third quarter we once again demonstrated the ability to grow our business at industry-leading rates. The operating expense leverage that has contributed to our bottom-line expansion for the past several years was once again present during the third quarter, enabling us to convert our very solid sales performance into exceptionally strong bottom-line results. We were successful this quarter despite encountering an unanticipated and significant challenge. Our product recall was an unfortunate event; however, it provided us with a unique opportunity to demonstrate commitment and dedication to our surgeon customers and compassion to their patients. As 2004 is completed and we prepare for next year and beyond, we remain excited about Wright's future and our prospects for continued growth and success."

    Sales Review

    Globally, the Company experienced growth across all of its major product lines during the third quarter of 2004, with the Company's biologics and hip product lines again posting exceptional growth rates. Specifically, global net sales of the Company's biologics, hip, knee and extremity product lines increased by 28%, 23%, 9% and 6%, respectively, during the third quarter of 2004 when compared to the third quarter of 2003.
    Domestic sales totaled $44.5 million during the third quarter of 2004 and $133.6 million during the first nine months of 2004, representing increases of 13% and 19%, compared to the respective year-ago periods. Third quarter domestic sales of the Company's biologics, hip, and extremity product lines reflected growth of 26%, 22%, and 3%, respectively. Third quarter domestic sales of the Company's knee product line grew less than 1%.
    International sales totaled $24.8 million during the third quarter, an increase of 24% compared to the third quarter of 2003. For the first nine months of 2004, international sales reached $86.2 million, an increase of 26% compared to the first nine months of 2003. The Company's international sales results included favorable foreign currency impacts totaling approximately $1.5 million and $6.4 million during the third quarter and the first nine months of 2004, respectively.

    Outlook

    The Company has upwardly revised its previously-communicated sales target for the full year 2004 to a range of $296 million to $298 million representing a sales growth objective of approximately 19% to 20% for 2004, and has increased its previously-communicated earnings per share outlook to a revised target range for the full year of $0.71 to $0.72 per diluted share as reported, and $.72 to $.73 per diluted share exclusive of the after-tax effect of the Company's $800,000 third quarter recall charge, representing annualized growth of approximately 24% to 26%.
    The Company's anticipated targets for the fourth quarter of 2004 for net sales are in the range of $76 million to $78 million, representing sales growth objectives between approximately 10% and 13% for the quarter, with earnings per share results ranging from $0.21 to $0.22 per diluted share. These targets for both the full year and fourth quarter of 2004 exclude the effect of possible future acquisitions or other material future business developments.
    The Company also reiterates its stated long-term outlook for the business, which calls for percentage annualized net sales growth in the low- to mid-teens and percentage operating income growth in excess of the respective annualized net sales growth. The Company's preliminary outlook for 2005 is consistent with this stated range of long-term objectives, with 2005 constant currency net sales growth rates anticipated within a range of 12% to 15%, and with both operating income and earnings per share growth exceeding the rate of net sales growth. The Company intends to communicate defined ranges of net sales and profitability objectives for 2005 and to assist investors in further developing their financial models during a financial guidance conference call to be held after the Company has completed its 2005 budget preparation process. The call is scheduled to be held at 3:30 p.m. (Central Time) on Tuesday, December 7, 2004. Dial-in and webcast access instructions will be provided in advance of the call.
    The Company's anticipated targets for net sales, operating income and earnings per share are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company's actual performance. See the cautionary information about forward-looking statements in the "Safe-Harbor Statement" section of this press release.

    Conference Call

    As previously announced, the Company will host a conference call starting at 3:30 p.m. (Central Time) today. The live dial-in number for the call is 800-565-5442 (domestic) or 913-981-5591
(international). To access a simultaneous webcast of the conference call via the internet, go to the "Corporate - Investor Information" section of the Company's website located at www.wmt.com. A replay of the conference call by telephone will be available starting at 7:30 p.m. (Central Time) today and continuing until 12:00 a.m. (Central
Time) on November 1, 2004. To hear this replay, dial 888-203-1112 (domestic) or 719-457-0820 (international) and enter the registration number 803479. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the "Corporate - Investor Information - Audio Archives" section of the Company's website located at www.wmt.com.
    The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release or otherwise available in the "Corporate - Investor Information - Supplemental Financial Information" section of the Company's website located at www.wmt.com.
    The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the "Safe-Harbor Statement" section of this press release.

    Non-GAAP Financial Measures

    The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency, operating income, as adjusted, net income, as adjusted and net income, as adjusted, per diluted share. The Company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company's operations, period over period. The measures exclude such items as business development activities, including purchased in-process research and development, and the financial impact of significant litigation, which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

    Safe-Harbor Statement

    This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release, other than statements of historical fact, are forward-looking statements. Forward-looking statements reflect management's current knowledge, assumptions, beliefs, estimates, and expectations and express management's current views of future performance, results, and trends. The Company wishes to caution readers that actual results might differ materially from those described in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the factors discussed in the Company's filings with the Securities and Exchange Commission (including the Company's annual report on Form 10-K for the year ended December 31, 2003 under the heading, "Factors Affecting Future Operating Results," and in its quarterly reports), which could cause the Company's actual results to materially differ from those described in the forward-looking statements. Although the Company believes that the forward-looking statements are accurate, there can be no assurance that any forward-looking statement will prove to be accurate. A forward-looking statement should not be regarded as a representation by the Company that the results described therein will be achieved. The Company wishes to caution readers not to place undue reliance on any forward-looking statement. The forward-looking statements are made as of the date of this press release. The Company assumes no obligation to update any forward-looking statement after this date.
    Wright Medical Group, Inc. is a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics. The Company has been in business for more than 50 years and markets its products in over 40 countries worldwide. For more information about Wright Medical, visit the Company's website at www.wmt.com.



                      Wright Medical Group, Inc.
            Condensed Consolidated Statements of Operations
           (in thousands, except per share data--unaudited)

                               Three Months Ended   Nine Months Ended
                               ------------------- -------------------
                               Sept. 30, Sept. 30, Sept. 30, Sept. 30,
                                 2004      2003      2004      2003
                               --------- --------- --------- ---------

Net sales                      $ 69,299  $ 59,268  $219,832  $180,042
Cost of sales                    19,998    15,453    61,767    48,379
                               --------- --------- --------- ---------
     Gross profit                49,301    43,815   158,065   131,663

Operating expenses:
  Selling, general and
   administrative                36,611    32,292   111,459    94,560
  Research and development        4,302     4,397    13,808    11,840
  Amortization of intangible
   assets                           975       900     2,845     2,627
  Stock-based expense (1)           271       482     1,160     1,311
  Acquired in-process research
   and development costs              -         -         -     4,558
                               --------- --------- --------- ---------
     Total operating expenses    42,159    38,071   129,272   114,896
                               --------- --------- --------- ---------

     Operating income             7,142     5,744    28,793    16,767
Interest expense, net               283       274       868       852
Other income, net                    (5)     (155)      (19)     (666)
                               --------- --------- --------- ---------
     Income before income
      taxes                       6,864     5,625    27,944    16,581
Provision for income taxes        2,434     1,974    10,212     5,931
                               --------- --------- --------- ---------
     Net income                $  4,430  $  3,651  $ 17,732  $ 10,650
                               ========= ========= ========= =========

Net income per share, basic    $   0.13  $   0.11  $   0.53  $   0.32
                               ========= ========= ========= =========
Net income per share, diluted  $   0.13  $   0.11  $   0.50  $   0.31
                               ========= ========= ========= =========
Weighted-average number of
 common shares outstanding,
 basic                           33,461    32,932    33,296    32,807
                               ========= ========= ========= =========
Weighted-average number of
 common shares outstanding,
 diluted                         35,311    34,695    35,355    34,378
                               ========= ========= ========= =========

-----------

(1) Amounts presented include selling, general and administrative expenses of $262 and $455 for the three months ended September 30, 2004 and 2003, respectively, and $1,100 and $1,232 for the nine months ended September 30, 2004 and 2003, respectively. Amounts presented also include research and development expenses of $9 and $27 for the three months ended September 30, 2004 and 2003, respectively, and $60 and $79 for the nine months ended September 30, 2004 and 2003, respectively.


                      Wright Medical Group, Inc.
                      Consolidated Sales Analysis
                   (dollars in thousands--unaudited)

                  Three Months Ended           Nine Months Ended
             ---------------------------- ----------------------------
             Sept. 30, Sept. 30,          Sept. 30, Sept. 30,
               2004      2003    % change   2004      2003    % change
             --------- --------- -------- --------- --------- --------
Geographic
-------------
Domestic     $ 44,477  $ 39,283     13.2% $133,605  $111,857     19.4%
International  24,822    19,985     24.2%   86,227    68,185     26.5%
             --------- --------- -------- --------- --------- --------
Total net
 sales       $ 69,299  $ 59,268     16.9% $219,832  $180,042     22.1%
             ========= ========= ======== ========= ========= ========

Product Line
-------------
Hip products $ 22,240  $ 18,032     23.3% $ 72,367  $ 55,224     31.0%
Knee products  19,568    18,022      8.6%   64,782    57,441     12.8%
Biologics
 products      15,858    12,392     28.0%   46,558    36,076     29.1%
Extremity
 products       8,686     8,157      6.5%   26,999    23,392     15.4%
Other           2,947     2,665     10.6%    9,126     7,909     15.4%
             --------- --------- -------- --------- --------- --------
Total net
 sales       $ 69,299  $ 59,268     16.9% $219,832  $180,042     22.1%
             ========= ========= ======== ========= ========= ========


                      Wright Medical Group, Inc.
               Reconciliation of Net Sales to Net Sales
               Excluding the Impact of Foreign Currency
                   (dollars in thousands--unaudited)

                               Three Months Ended   Nine Months Ended
                               ------------------- -------------------
                               Sept. 30, Sept. 30, Sept. 30, Sept. 30,
                                 2004      2003      2004      2003
                               --------- --------- --------- ---------
Net sales, as reported         $ 69,299  $ 59,268  $219,832  $180,042
Less: Currency impact as
 compared to respective prior
 period                          (1,470)        -    (6,360)        -
                               --------- --------- --------- ---------
Net sales, excluding the
 impact of foreign currency    $ 67,829  $ 59,268  $213,472  $180,042
                               ========= ========= ========= =========


                      Wright Medical Group, Inc.
  Reconciliation of Operating Income to Operating Income, As Adjusted
                   (dollars in thousands--unaudited)

                               Three Months Ended   Nine Months Ended
                               ------------------- -------------------
                               Sept. 30, Sept. 30, Sept. 30, Sept. 30,
                                 2004      2003      2004      2003
                               --------- --------- --------- ---------
Operating income, as reported  $  7,142  $  5,744  $ 28,793  $ 16,767
Add: Costs incurred for
 voluntary recall of certain
 CONSERVE(R) hip components         791         -       791         -
Add: Acquired in-process
 research and development
 costs                                -         -         -     4,558
                               --------- --------- --------- ---------
Operating income, as adjusted  $  7,933  $  5,744  $ 29,584  $ 21,325
                               ========= ========= ========= =========


                      Wright Medical Group, Inc.
        Reconciliation of Net Income to Net Income, As Adjusted
           (in thousands, except per share data--unaudited)

                               Three Months Ended   Nine Months Ended
                               ------------------- -------------------
                               Sept. 30, Sept. 30, Sept. 30, Sept. 30,
                                 2004      2003      2004      2003
                               --------- --------- --------- ---------
Net income, as reported        $  4,430  $  3,651  $ 17,732  $ 10,650
Add: Costs incurred for
 voluntary recall of certain
 CONSERVE(R) hip components,
 net of tax                         511         -       511         -
Add: Acquired in-process
 research and development
 costs, net of tax                    -         -         -     2,819
                               --------- --------- --------- ---------
Net income, as adjusted        $  4,941  $  3,651  $ 18,243  $ 13,469
                               ========= ========= ========= =========

Net income, as adjusted, per
 share, basic                  $   0.15  $   0.11  $   0.55  $   0.41
                               ========= ========= ========= =========
Net income, as adjusted, per
 share, diluted                $   0.14  $   0.11  $   0.52  $   0.39
                               ========= ========= ========= =========
Weighted-average number of
 common shares outstanding,
 basic                           33,461    32,932    33,296    32,807
                               ========= ========= ========= =========
Weighted-average number of
 common shares outstanding,
 diluted                         35,311    34,695    35,355    34,378
                               ========= ========= ========= =========


                      Wright Medical Group, Inc.
                 Condensed Consolidated Balance Sheets
                   (dollars in thousands--unaudited)

                                                   Sept. 30, Dec. 31,
                                                     2004      2003
                                                   --------- ---------

Assets
Current assets:
  Cash and cash equivalents                        $ 73,914  $ 66,571
  Accounts receivable, net                           59,979    55,821
  Inventories                                        74,794    64,204
  Prepaid expenses and other current assets          19,150    23,928
                                                   --------- ---------
     Total current assets                           227,837   210,524
                                                   --------- ---------

Property, plant and equipment, net                   67,420    66,915
Intangible assets, net                               25,875    29,894
Other assets                                         17,588    14,770
                                                   --------- ---------
   Total assets                                    $338,720  $322,103
                                                   ========= =========

Liabilities and stockholders' equity
Current liabilities:
  Accounts payable                                 $ 13,976  $ 14,227
  Accrued expenses and other current liabilities     42,365    42,814
  Current portion of long-term obligations            6,239     6,228
                                                   --------- ---------
     Total current liabilities                       62,580    63,269
                                                   --------- ---------
Long-term obligations                                 8,496    11,096
Other liabilities                                     6,095     9,420
                                                   --------- ---------
   Total liabilities                                 77,171    83,785
                                                   --------- ---------

Stockholders' equity                                261,549   238,318
                                                   --------- ---------
   Total liabilities and stockholders' equity      $338,720  $322,103
                                                   ========= =========


    CONTACT: Wright Medical Group, Inc.
             John K. Bakewell, 901-867-4527